EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITOR


MADSEN & ASSOCIATES, CPA'S INC.
--------------------------------
CERTIFIED PUBLIC ACCOUNTANTS AND BUSINESS CONSULTANTS

                                                     684 East Vine St, Suite 3
                                                            Murray, Utah 84107
                                                        Telephone 801 268-2632
                                                              Fax 801-262-3978


We consent to the incorporation by reference in the registration statement of Purchase Point Media Corporation, (the "Company") on Form S-8, of our report dated September 24, 2004, on our audit of the consolidated financial statements of the Company as of June 30, 2004, and for each of the years in the two year period ended June 30, 2004, which report is included in the Company's Annual Report on Form 10-KSB.



/s/ MADSEN & ASSOCIATES, CPA'S INC.
-----------------------------------
Murray, Utah 84107

February 23, 2005